EXHIBIT 10.7




                           BOISE CASCADE CORPORATION

                           SUPPLEMENTAL PENSION PLAN

                     (As Amended Through February 11, 1999)




                           BOISE CASCADE CORPORATION
                           SUPPLEMENTAL PENSION PLAN


                                   ARTICLE I

	 1.	Purpose of the Plan.  It is the policy of Boise Cascade Corporation
(the "Company") to provide retirement benefits to eligible employees in accordance with the terms and conditions of the Company's retirement plans.
Under certain circumstances the effect of federal and state tax laws may preclude payment of full benefits to which an employee is otherwise entitled out of the assets of the Company's retirement plans qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code").  In addition, the election of certain employees to voluntarily defer receipt of otherwise taxable and pensionable compensation may have the effect of reducing the amount of retirement benefits which such employees would otherwise be entitled to receive out of the Company's tax-qualified retirement plans.  In order to ensure that employees of the Company receive the full retirement benefits earned during the course of their employment with the Company, the Company will provide benefits as described in this Plan.


                                ARTICLE II

	 2.	Definitions.

		2.1	"Act" shall mean the Employee Retirement Income Security Act of
1974 ("ERISA") as amended from time to time.

		2.2	"Pension Plan" shall mean the Boise Cascade Corporation Pension
Plan for Salaried Employees as amended from time to time.

		2.3	"Code" shall mean the Internal Revenue Code of 1986 as amended from time to time.

		2.4	"Company" shall mean Boise Cascade Corporation and any of its subsidiaries or affiliated business entities participating in the Pension Plan.

		2.5	"Compensation" shall mean a Participant's compensation as defined in the Pension Plan, but without regard to any limitations required by Section
401(a)(17) of the Code, and including amounts voluntarily deferred at the
Participant's election under any of the nonqualified deferred compensation plans of the Company.

		2.6	"Effective Date" shall mean January 1, 1994.

		2.7	"Maximum Benefit" shall mean the monthly equivalent of the
maximum benefit permitted by the Code to be paid to a participant in the Company's Pension Plan, taking into account all limitations required by the Code in order for the Pension Plan to retain its qualified status under Section 401 of the Code.

		2.8	"Participant" shall mean any employee of the Company who is an active Participant in the Pension Plan on or after the Effective Date and whose pension benefits determined on the basis of the provisions of the Pension Plan, without regard to the limitations of the Code, would exceed the Maximum Benefits permitted under the Code.

		2.9	"Plan" shall mean the Boise Cascade Corporation Supplemental
Pension Plan, as amended from time to time, which shall be an unfunded plan providing benefits for a select group of senior management or highly compensated employees of the Company.

		2.10	"Unrestricted Benefit" shall mean the maximum monthly normal, early, or deferred vested (or disability) retirement benefit, whichever is applicable, which a Participant has earned, calculated in accordance with the benefit formula under the Pension Plan and determined without regard to any limitations imposed by the Code, including but not limited to limitations under
Code Sections 401(a)(17) and 415.  The amount of the Unrestricted Benefit shall be based on a Participant's Compensation as defined in this Plan.

		2.11	All capitalized terms used herein not otherwise defined shall have the meaning ascribed to such terms under the Pension Plan.


                                  ARTICLE III

	 3.	Benefits.

		3.1	Normal Retirement Benefit.  Upon the Normal Retirement of a
Participant, as defined in the Pension Plan, a Participant shall be entitled to a monthly benefit under this Plan equal in amount to his or her Unrestricted
Benefit minus the Maximum Benefit.

		3.2	Early Retirement Benefit.  Upon the early retirement of a
Participant as provided under the Pension Plan, such Participant shall be entitled to a monthly benefit under this Plan equal to his or her Unrestricted Benefit minus the Maximum Benefit.

		3.3	Deferred Vested Retirement Benefit.  If a Participant terminates employment with the Company and is entitled to a deferred vested retirement benefit provided under the Pension Plan, such Participant shall be entitled to a monthly benefit under this Plan equal to his or her Unrestricted Benefit minus the Maximum Benefit.

		3.4	Spousal Pension Benefit.  Subject to Section 3.5 below, on the death of a Participant whose spouse is eligible for a pre- or post-retirement surviving spouse benefit under the Pension Plan, the Participant's surviving spouse shall be entitled to a monthly benefit equal to the surviving spouse benefit determined in accordance with the provisions of the Pension Plan without regard to the limitations under the Code, minus the Maximum Benefit.

		3.5	Forms of Benefit Payment.

			(a)	If on the date of a Participant's termination of employment
with the Company his or her accrued vested benefit under this Plan is less than
$5,000 in present value (calculated in accordance with present value determinations under the Pension Plan), such benefit shall be distributed in a lump sum on or about February 1 of the calendar year following the year in which termination of employment occurred.

			(b)	If on the date of a Participant's termination of employment
with the Company his or her accrued vested benefit under this Plan is equal to or greater than $5,000 in present value (calculated in accordance with present value determinations under the Pension Plan), such benefit shall be distributed in a lump sum on or about February 1 of the calendar year following the year in which termination of employment occurred, unless the Participant elects a form of benefit payment described in subsection (i) or (ii) below:

				(i)	A Participant described in paragraph (b) above may
elect to have benefits payable under Sections 3.1, 3.2, 3.3, or 3.4 of this
Article III paid in such form and at such time as benefits are paid to the
Participant (or beneficiary, if applicable) under the Pension Plan; or

				(ii)	A Participant described in paragraph (b) above may
elect to have his or her benefit paid in monthly installments over a period not to exceed 15 years, commencing no later than the first of the month following the Participant's 65th birthday.  A Participant electing this form of distribution shall be eligible to receive, upon written request to the Company at any time after payment of benefits has commenced, to have the present value of his or her unpaid benefit distributed in a lump sum.  Any such lump sum distribution, less a 10% penalty, shall be paid as soon as administratively feasible after the Company's receipt of such request.

		3.6	Withholding of Taxes.   All applicable taxes may be withheld by
the Company or its agent from benefit payments made pursuant to this Plan.

                                   ARTICLE IV

	 4.	Plan Administration.

		4.1	Administrator.  The Plan shall be administered by the Company, acting through its Retirement Committee, which shall have complete and unrestricted authority to interpret the Plan and issue such administrative rules and procedures and it deems appropriate in its sole discretion.  The administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder.  The
Plan administrator's interpretations, determinations, procedures, and calculations shall be final and binding on all persons and parties concerned.

		4.2	Amendment and Termination.  The Company may amend or terminate the Plan at any time, acting through the Executive Compensation Committee of the
Company's board of directors, provided, however, that no such amendment or termination shall adversely affect a benefit to which a Participant or his or her beneficiary is entitled under Article III prior to the effective date of such amendment or termination unless such Participant or beneficiary becomes entitled to an amount equal to such benefit under another plan or policy adopted by the Company.

		4.3	Payments.  The Company will pay all benefits arising under this
Plan and all costs, charges, and expenses relating hereto.

		4.4	Nonassignability of Benefits.  The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefit becomes bankrupt, the interest under the Plan of the person affected may be terminated by the administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate in its sole discretion.

		4.5	Status of Plan.  The benefits under this Plan shall not be funded but shall constitute liabilities by the Company payable when due.

		4.6	Nonguarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between the Company and any
Participant, or as a right of any Participant to be continued in employment of the Company, or as a limitation on the right of the Company to terminate the employment of any of its employees, with or without cause.

		4.7	Applicable Law.  All questions pertaining to the construction, validity, and effect of this Plan shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the state of Idaho.

		4.8	Deferred Compensation and Benefits Trust.  Upon a potential
change in control of the Company (as defined in the Company's deferred compensation and benefits trust) the Company shall calculate using reasonable assumptions, the present value of all amounts payable under this Plan (the
"Funding Amount") and, thereupon, shall transfer to the trustee of the Deferred
Compensation and Benefits Trust, an amount equal to 105% of the funding amount in cash or marketable securities, to be held by the trustee subject to and in accordance with the terms of the Deferred Compensation and Benefits Trust.  For purposes of calculating the funding amount, any employee whose employment has not previously been terminated and who is entitled to benefits hereunder shall be deemed for this purpose to have terminated his or her employment with the
Company upon the later of the second anniversary of the potential change in control or the date as of which that calculation is being made.

		4.9	Appeals Procedure.  Claims for benefits under this Plan shall be subject to determination and review by the Company.  If any Participant disagrees with the Company's determination of benefits hereunder, the
Participant shall have the right to appeal the Company's determination in accordance with procedures adopted by the Company applicable to appeals under the Pension Plan.